UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/13/2009

Cytec Industries Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-12372

Delaware	22-3268660
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Five Garret Mountain Plaza
Woodland Park, NJ 07424
(Address of principal executive offices, including zip code)

(973) 357-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 15, 2009, we entered into Amendment No. 1 (the "Amendment") to our Amended and Restated Five Year Credit Agreement (the "Credit Agreement"), with the banks, financial institutions and other institutional lenders, which are parties to the Credit Agreement, and Citibank, N.A., as administrative agent (the "Agent"). The Amendment, among other things:
-        increases our interest rate margin on our borrowings;
-        replaces the facility fee with a commitment fee;
-        modifies through March 31, 2010, our Total Consolidated Debt to Consolidated EBITDA financial covenant for the period of four consecutive quarters ending on or before certain specified dates;
-        permits us, with respect to our financial covenants, to exclude certain cash restructuring charges from "EBITDA", and under certain conditions, exclude from "Total Consolidated Debt" new debt incurred by us for the payment of all or a portion of our outstanding 5.50% senior notes due October 1, 2010;
-        limits the amount of debt that we and our subsidiaries may secure with liens; and
-        limits until March 31, 2010, the amount of capital that we may return to our shareholders, other than ordinary course dividends,and the amount of our equity interests that we or our subsidiaries may acquire.

Certain of the lenders, the Agent and other parties to the Agreement and their affiliates have in the past provided lending, commercial banking, underwriting, investment banking, or other advisory services to us and our subsidiaries for which they have received customary compensation.

The description of the Amendment contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information concerning the Amendment of Credit Agreement set forth above in Item 1.01 is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

On May 13, 2009, we contributed 1,184,273 newly issued, unregistered shares of our common stock (the "Shares") to four (4) of the Company's employee pension plans: the Cytec Salaried and Nonbargaining Employees' Retirement Plan, the Cytec Bargaining Employees' Retirement Plan, the Stauffer-Avecia Amended Retirement Plan and the Cytec Past Service Retirement Plan (the "Plans"). The contribution of shares is in lieu of cash contribution to these Plans and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as amended. We will not receive any proceeds from the contribution. In connection with the contribution, we entered into a Registration Rights Agreement with The Bank of New York Mellon, as Trustee for the Master Trust for the benefit of the Plans, pursuant to which we agreed to grant the Plans two demand registrations (one of which would be a shelf registration) with respect to the Shares. Such registration rights apply during a ten year period beginning on the date of contribution.

Item 8.01.    Other Events

On May 15, 2009, we issued a press release regarding the Amendment and the contribution of the Shares to the Plans. A copy of our press release is furnished as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: May 15, 2009	By:	/s/ David Drillock
David Drillock
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment No. 1 to Amended and Restated Five Year Credit Agreement
EX-99.1	Press Release dated May 15, 2009